Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 Nos. 333-183458, 333-174956, and 333-11877) pertaining to the Equity Incentive Plan of Fidelity Southern Corporation,

(2)	Registration Statement (Form S-8 Nos. 333-174957 and 333-57421) pertaining to the Tax Deferred 401(k) Savings Plan of Fidelity Southern Corporation,

(3)	Registration Statement (Form S-8 No. 333-134054) pertaining to the Employee Stock Purchase Plan of Fidelity Southern Corporation,

(4)	Registration Statement (Form S-3 Nos. 333-175149, 333-156812, 333-182760, 333-195034, 333-184114, 333-205703 and 333-217748) of Fidelity Southern Corporation, and

(5)	Registration Statement (Form S-4 Nos. 333-208228 and 333-209868) of Fidelity Southern Corporation;

of our reports dated March 16, 2018, with respect to the consolidated financial statements of Fidelity Southern Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Fidelity Southern Corporation and subsidiaries included in this Annual Report (Form 10-K) of Fidelity Southern Corporation and subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 16, 2018